UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2006

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7925 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

LCC United Kingdom Limited ("LCC UK"), a wholly owned subsidiary of LCC International, Inc. (the "Company"), Detron Corporation B.V., and Excicom BVBA (collectively "Sellers") entered into a Share Purchase Agreement on December 22, 2006 (the "Purchase Agreement") pursuant to which LCC UK agreed to acquire, effective as of January 2, 2007, all of the issued share capital of Detron Belgium NV, a company engaged in providing wireless communications design and deployment services in Belgium and Luxemburg ("Detron Belgium") for a total purchase price of Euro 1,350,000, payable in unregistered shares of the Company’s class "A" common stock (the "LCC Shares"). The closing of the transactions contemplated by the Purchase Agreement took place on Friday, December 29, 2006. On such date, the Company and each Seller entered into an Investment and Registration Rights Agreement (an "Investment Agreement") pursuant to which the Company issued in the aggregate 505,313 LCC Shares, of which 378,985 LCC Shares were issued to Detron Corporation B.V. ("Seller 1") and 126,328 LCC Shares were issued to Excicom BVBA ("Seller 2"). The number of LCC Shares issued to the Sellers was determined by converting the total purchase price of Euro 1,350,000 into US Dollars at the foreign exchange mid-rates applying to trading among banks in amounts of $1 million or more, as published in The Wall Street Journal on December 14, 2006 (i.e., Euro 1 = 1.3213 USD) and then dividing that amount by the average of the closing price of one share of the Company’s class "A" common stock for the ten (10) trading days prior to December 14, 2006 (i.e., an average price of US$3.53 per share).

Among other terms relating to the transaction, pursuant to the Investment Agreements each of the Sellers has been granted piggyback registration rights that will be triggered in the event the Company proposes to register any LCC Shares for its own account or for the account of other security holders or both on any form other than S-8, S-4 (or Form S-3 if such registration covers an offering of the type contemplated by Form S-8) or any successor forms, subject to certain conditions described in the Investment Agreements including, without limitation, a provision that such obligations will not be triggered (a) to the extent that in the opinion of the managing underwriter for such offering the inclusion of the Sellers’ LCC Shares may adversely affect the marketing of the offering, or (b) the Sellers’ have not agreed to enter into an underwriting agreement satisfactory to the underwriters containing lock-up and similar provisions satisfactory to the managing underwriter.

The issuance of securities to Seller 1 described above was made in reliance on the exemptions from registration provided by (i) Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") as a transaction by an issuer not involving any public offering, (ii) Rule 506 of Regulation D under the Securities Act and (iii) Regulation S under the Securities Act. The facts on which the Company relied in claiming such exemptions are that Seller 1 is a Dutch company, the transactions under the Share Purchase Agreement have been privately negotiated among the parties outside the United States and Seller 1 has made representations to the Company regarding, among other things, its investment intent, its knowledge and experience in financial matters and its status as an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act. Seller 1 has also represented to the Company that it is not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Securities Act.

The issuance of securities to Seller 2 described above was made in reliance on the exemptions from registration provided by (i) Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering and (ii) Regulation S under the Securities Act. The facts on which the Company relied in claiming such exemptions are that Seller 2 is a Belgian company, the transactions under the Share Purchase Agreement have been privately negotiated among the parties outside the United States and Seller 2 has made representations to the Company regarding, among other things, its investment intent and its knowledge and experience in financial matters. Seller 2 has also represented to the Company that it is not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

December 29, 2006	By:	Peter A. Deliso

Name: Peter A. Deliso
Title: Senior Vice President, New Ventures